                                   EXHIBIT C
                                   ---------


                      ATALANTA/SOSNOFF CAPITAL CORPORATION
                          1996 LONG TERM INCENTIVE PLAN
                        RESTRICTED STOCK AWARD AGREEMENT



         AWARD AGREEMENT made as of this 17th day of September 1997 by and between Atalanta/Sosnoff Capital Corporation, a Delaware corporation (the "Corporation"), and Craig B. Steinberg, President of the Corporation (the "Participant").

                                 R E C I T A L S

         WHEREAS, the Compensation and Stock Option Committee (the "Committee") of the Board of Directors on September 17, 1997, granted to the Participant a Restricted Stock Award (the "Award") of 600,000 shares (the "Restricted Shares") of Common Stock, par value $0.01 per share, of the Corporation under the terms and conditions of the Corporation's 1996 Long Term Incentive Plan (the "Plan") and
         WHEREAS, the Committee instructed the Corporation to embody the Restricted Stock Award in an Award Agreement containing the terms and conditions determined by the Committee consistent with the Plan and such other terms not inconsistent therewith as determined by the Chairman of the Board of the Corporation.

         NOW THEREFORE, this Agreement




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                              W I T N E S S E T H:

Section 1.        Acceptance of the Award; Payment of Purchase Price.

                  The Participant hereby accepts the Award and agrees to be bound in all respects by this Agreement and the Plan. In payment for the Award the Participant hereby tenders payment in the amount of $6,000 in full payment of the purchase price for the Award, the receipt whereof is hereby acknowledged by the Corporation.

Section 2.        Definitions

                  All terms not otherwise defined herein shall have the meanings ascribed to them in the Plan. The following terms shall have the meanings set forth herein for purposes of this Agreement:

         A. "Award" shall mean the Award of Restricted Stock granted by the Committee under the provisions of this Agreement.

         B. "Cause" shall mean, in the context of termination of the employment of the Participant, any person for any of the following events or conditions as determined by the Board of Directors of the Corporation: (i) such person's failure to perform, or negligence in the performance of, his duties and responsibilities to the Corporation as a director or officer or employee (other than by reason of death or disability),
                  (ii) fraud, embezzlement, the commission of a felony or other material dishonesty with respect to the Corporation or any of its affiliates, (iii) in the written opinion of counsel to

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                  the Corporation, the Participant's conduct shall require that the Corporation answer "yes" to any of the "Disciplinary Questions" set forth in Part I, Question 11 of Form ADV promulgated under the Investment Advisers Act of 1940, as currently in effect or as hereafter amended, and (iv) other conduct that is materially harmful to the business, interests or reputation of the Corporation.

         C. "Disability" shall mean with respect to the Participant the failure to perform his duties as an employee of the Corporation or any subsidiary or affiliate by reason of physical or emotional illness for a consecutive period of six months or a non-consecutive period totalling six months in any twelve month period. A Disability determination shall be made by the Board of Directors of the Corporation on the basis of competent medical advice from a physician or physicians consulted by the Board.

         D. "Change in Control" shall mean a Change in Control of a nature that would be required to be reported in response to item I of a Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act; provided that, without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
                  Act) is or becomes the "beneficial owner" (as defined in Rule 13D-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty-five (25%) percent or more of the

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                  combined voting power of the Corporation's outstanding
                  securities ordinarily having the right to vote at elections of directors other than any such person that is an affiliate (as such term is defined in Rule 12b-2 under the Exchange Act) on the effective date of the Award; or (b) individuals who constitute the Board of Directors of the Corporation on the date hereof (the "Incumbent Board") cease for any reason to constitute at least one half of the members thereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election by the Corporation's stockholders was approved by a vote of a majority of the directors comprising the Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a sale by the Corporation of all or substantially all of its assets or the liquidation of the Corporation. Notwithstanding anything in the foregoing to the contrary, no Change in Control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction which results in the ownership by the Participant, or by a group of persons, including the holders of a majority of the outstanding Common Stock of the Corporation, directly or indirectly, of a majority of the voting securities of any corporation which acquires all or substantially all of the assets of the Corporation, whether by way of merger, consolidation, sale of such assets or otherwise.

         E. "Effective Date" shall mean with respect to any Award, the date on which the Award is approved by the Committee.

         F. "Involuntary Termination" shall mean termination of the Participant's employment by reason of a Change in Control, death, Disability or termination without cause or the death of Martin T. Sosnoff.

         G. "Voluntary Termination" shall mean the termination of the Participant's employment by reason of resignation or termination for Cause.

         3.       Rights as a Shareholder

                  3.1 Upon the Award of Restricted Stock to a Participant and from and after the date of issuance of certificate(s) representing such Restricted Stock, such Participant shall, subject to the restrictions set forth in Sections 3.2, 4 and 8 hereof(or in any promissory note and/or pledge agreement entered into pursuant to this Agreement) have all of the rights of a shareholder with respect to such Restricted Stock, including but not limited to:
(a) the right to vote the Restricted Shares and the right; (b) to receive all dividends paid thereon, if any; and (c) subject to Section 3.2 hereof, to sell, transfer or otherwise dispose of such Restricted Stock.

                  3.2        Subject to Sections 3.2(c), 4 and 8 hereof:

                             (a) If at any time on or after the Effective Date
of this Award the Participant, shall wish to transfer or otherwise dispose of (other than in a transaction contemplated under Section 3.2(c) hereof) all or any portion of such Participant's

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shares of Restricted Stock as to which the Corporation's right of repurchase shall have lapsed pursuant to Sections 4 and 5 hereof, he shall deliver written notice (the "Offer Notice") to the Corporation stating his wish to make such transfer and the number of Restricted Shares he wishes to be transferred (the "Offered Shares"), and certifying that such transfer which he wishes to make is pursuant to a bona fide third party offer to acquire the Offered Shares for consideration (a "Bona Fide Third-Party Offer"). The Offer Notice shall further state the name of the person who made the Bona Fide Third-Party Offer and the terms thereof, including a description and a statement of the aggregate cash value of all consideration, including any consideration other than cash (the "Offered Price"). The Corporation shall have the irrevocable and exclusive right of first refusal, as hereinafter provided, to purchase all (but not less than all) of the Offered Shares at the Offered Price. Any exercise of the right of first refusal to purchase the Offered Shares pursuant to this Section 3.2(a) shall be by a written notice (the "Acceptance Notice") delivered by the

Corporation to the Participant within 15 days after delivery by the Participant of an Offer Notice. An Acceptance Notice shall fix a date for the closing of such purchase (the "Closing Date"), which date shall be not less than 10 and not more than 20 business days after the date on which the Acceptance Notice is given.

                           (b) Failure to furnish the Acceptance Notice within
the 15 day period set forth in Section 3.2(a) shall constitute a waiver of the Corporation's right of first refusal with respect to the Bona Fide Third-Party Offer which may be accepted by the Participant provided that the sale of the Offered Shares pursuant thereto is

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consummated in accordance with its terms within 30 days after the expiration of such 15 day period.

                           (c) Notwithstanding the foregoing, the right of first
refusal set forth in Section 3.2(a) shall not apply to open-market transactions effected on a national securities exchange or in the over-the-counter market in Broker's Transactions as defined in Rule 144 under the Securities Act of 1933, as amended, whether or not such Rule would otherwise be applicable to such sale.

Section 4.            Repurchase Option Upon Voluntary Termination

                      At any time prior to a Change in Control of the Corporation or in the case of a Change in Control where the Participant does not agree to remain an employee of the Corporation or its successor for a period of 18 months from the effective date of such Change in Control under a binding agreement with the Corporation or its successor in the same capacity at the same compensation level as then in effect, the Corporation shall have the right to repurchase from a Participant, upon written notice to such Participant, all or a part of the following percentages of the number of Restricted Shares issued pursuant to this Award made to the Participant upon Voluntary Termination of the Participant's employment.

                      (i) 100%, provided such Voluntary Termination occurs prior to the first anniversary of the Effective Date of the Award.

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                      (ii) 75%, provided such Voluntary Termination occurs on or after the first anniversary but prior to the second anniversary of the Effective Date of the Award.


                      (iii) 50%, provided such Voluntary Termination occurs on
             or after the second anniversary but prior to the third anniversary of the Effective Date of the Award.

                      (iv) 25%, provided such Voluntary Termination occurs on or after the third anniversary but prior to the fourth anniversary of the Effective Date of the Award.

             In the event the Corporation elects to exercise its right, pursuant to the preceding paragraph, to repurchase a percentage of the Restricted Shares issued pursuant to this Award made to the Participant, the purchase price shall be the aggregate price paid by the Participant for such Restricted Shares pursuant to Section 1 of this Agreement. During such time Restricted Shares are subject to the option to repurchase pursuant to this Section 4, such Restricted Shares may not be sold, transferred or otherwise disposed of by the Participant.

Section 5.            No Repurchase Option Upon Involuntary Termination

                      The Corporation shall not have the right to repurchase from a Participant any Restricted Stock issued pursuant to this Award Agreement made to the

Participant upon Involuntary Termination of the Participant's employment provided, however, that

                      (a) in the event the Involuntary Termination arises as a result of a Change in Control, Participant shall have agreed with the Corporation or its successor under a binding agreement to remain in the same capacity at the same compensation level for a period of 18 months from the effective date of the Change in Control, and

                      (b) in the event the Involuntary Termination arises as a result of the death of Martin T. Sosnoff, Participant shall agree to serve the Corporation under a binding agreement for a period from the date of such death to the earliest to occur of (i) Participant's death, (ii) Participant's Disability or (iii) a Change in Control..

Section 6.            Payment of Taxes; Loan Agreement

             The Participant shall be required to discharge any and all federal, state and local taxes, if any, incurred as a result of his receipt of the Award and any such taxes related to the lapse of the Corporation's right to purchase Restricted Shares issued pursuant to the Award. The Corporation shall lend the Participant, at his request, funds to defray such taxes on the following basis:

             (a) If, and to the extent, that the earnings distributed to a

Participant attributable to the Restricted Shares (whether in the form of dividends or other distributions to the Participant) after the payment of his personal income taxes thereon (as determined by the Participant's personal federal, state and local tax returns for the tax year in question) are not sufficient to defray such Participant's personal tax liability as set forth in the Participant's returns arising solely from the taxable compensation, if any, attributable to the grant of the Award of Restricted Shares to the Participant or to the lapse of the Corporation's right to repurchase the Restricted Shares of the Participant at such Participant's cost in the applicable tax year, any such deficiency shall be loaned by the Corporation to the Participant. Such loans shall be made at the Participant's request at any time within 90 days from the date the Corporation is required to withhold and deposit funds from the Participant's cash compensation in respect of the tax liability associated with Restricted Shares, and shall be adjusted, if necessary, based upon the Participant's returns. Each such loan shall be evidenced by a note (in the form annexed hereto as Exhibit A) maturing in four years from the date of issue and shall bear simple interest, which shall accrue to maturity, at the "applicable federal rate" as defined in Section 1274(d) of the Code. Any such note shall be secured by a pledge of the portion of the Restricted Shares to which such tax liability is attributable equal at the date of the loan to the Fair Market Value of the Restricted Shares to the value thereof under a pledge agreement (in the form annexed hereto as Exhibit B).

             (b) The payment period for any such notes will be adjusted in the following events.

                      (i) In the event the Participant's employment by the
             Corporation terminates as a result of the death or Disability of such Participant, no outstanding note shall have a payment period ending sooner than one year from the date of such Participant's death or the determination of his Disability, as applicable.

                      (ii) In the event Participant's employment by the
             Corporation terminates as a result of Participant's voluntary resignation such note shall have a payment period ending no sooner than (i) two years from such voluntary resignation, if the Participant's Restricted Shares are not subject to repurchase by the Corporation at such date or (ii) the later of (A) two years from the date of such voluntary resignation and (B) the date upon which the Participant's Restricted Shares would have been no longer subject to the Corporation's right of repurchase had such resigned Participant remained an employee of the Corporation until the date upon which such Restricted Shares would have been no longer subject to repurchase by the Corporation hereunder.

                      (iii) In no event shall the payment period be longer than
             a period ending on the date upon which the Participant sells his Restricted Shares for cash.

                      (iv) The Participant may, at his option, apply Restricted
             Shares at their fair market value to the repayment of principal or interest on all or any part of a note, if such Restricted Shares, at the time of such application, are not subject to repurchase by the Corporation.

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Section 7.       Adjustment Upon Changes in Common Stock

             In the event that there is any change in the Common Stock, through merger, consolidation, reorganization, recapitalization or otherwise, or if there shall be any dividend on the Common Stock payable in such Common Stock or if there shall be a stock split, combination of shares or other changes in Atalanta/Sosnoff Capital Corporation's capital structure, the number of shares in the Award shall be appropriately adjusted by the Committee to reflect any such changes. Neither the issuance of Common Stock for adequate consideration, nor the issuance of rights or options with respect to the Common Stock or any other stock based awards to employees of the Corporation under the Plan or a comparable benefit plan shall be considered a change in Atalanta/Sosnoff Capital Corporation's capital structure. No adjustment provided for in this Section 7 shall require the issuance of any fractional share.

Section 8.       Compliance with Securities and Exchange Commission Requirements

             No certificate for Restricted Shares awarded under this Agreement shall be issued until the Corporation shall have taken such action, if any, as is then required, in its opinion, in order to comply with the provisions of the Securities Act of 1933, as amended, the Exchange Act, as amended, and any other applicable laws, as well as with the requirements of any exchange on which the Common Stock may, at the time, be listed. Such action may include, but is not limited to, the registration of the Restricted Shares or the delivery to the Corporation with respect to the Restricted

Shares awarded to a Participant of a written representation by the Participant, in form satisfactory to the Corporation, that it is the Participant's intention to acquire the Restricted Shares for investment and not for resale. If such a written representation is requested, the Corporation shall not be required to transfer any shares to the Participant until the representation is received in form satisfactory to the Corporation, and any certificate for Restricted Shares issued upon receipt of such a representation shall bear a legend to the effect that such shares have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, and may not be disposed of except in compliance therewith.

Section 9.            Conflicting Terms.

             To the extent that there may be any conflict between any term or condition of the Plan and term or condition of this Award Agreement, the term or condition of this Award Agreement shall control.

Section 10.           Legend.

             Each certificate representing Restricted Shares awarded pursuant to this Agreement shall bear a legend referring hereto and to the Plan and to the restrictions on disposition contained herein and therein.

Section 11.           Shares Acquired for Investment.

             The Participant hereby acknowledges that the Restricted Shares constituting the Award have not been registered under the Securities Act of 1933, as amended, or any applicable state securities law, and represent that he is acquiring the Restricted Shares for his own account and not with a view to the distribution thereof. He further acknowledges that he has been informed by the Corporation that the certificate representing the Restricted Shares will bear a restrictive legend to the following effect:

             "The Shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the 'Act'), and no disposition thereof may be made in violation of the Act and the rules and regulations promulgated thereunder and unless the Corporation shall have received an opinion of counsel reasonably satisfactory to it that such disposition may be effected without violating the Act."


Section      12.      Continued Validity.


             Participant agrees that in the event of invalidity of any part or provision of the Plan, or this Award Agreement, such invalidity shall not affect the validity of any other part or provision of the Plan, of this Agreement.

Section      13.      Choice of Law.

             This Award Agreement shall be construed and enforced in accordance with the laws of the State of New York.

Section 14.           Notices and Deliveries

             All notices hereunder shall be in writing. Any notices, payments, or deliveries to the Corporation or the Committee shall be directed to the Corporation or the Committee, as the case may be, at the following address:

                      Atalanta/Sosnoff Capital Corporation
                                 101 Park Avenue
                            New York, New York 10178
                     Attention: Martin T. Sosnoff, Chairman


Any notices, payments or deliveries (other than to the Corporation or the Board) shall be directed to the addressee at the address designated by said addressee by notice to the Committee. The Corporation may designate a new address for purposes of this Agreement by notice to the Participant. Any Participant or beneficiary may designate a new address for the purposes of this Agreement by notice to the Committee. If no address is designated by the Participant or beneficiary, all notices may be sent to his last known address. Unless otherwise specified herein, notices shall be delivered by hand or sent by registered or certified mail, return receipt requested.

Section 14.           Binding Upon Heirs. Etc,

             This Agreement shall be binding upon, and shall inure to the benefit of, the Corporation, its successors and assigns, and each Participant, his heirs, executors, administrators and legal representatives.

             IN WITNESS WHEREOF, the Corporation and the Participant have executed this Award Agreement as of the day first above written.

                                        Atalanta/Sosnoff Capital Corporation



                                         by: /S/ Martin T. Sosnoff
                                            --------------------------------
                                            Martin T. Sosnoff
                                            Chairman of the Board


                                             /S/ Craig B. Steinberg
                                            --------------------------------
                                            Craig B. Steinberg

                                    EXHIBIT A

           THIS NOTE IS SECURED UNDER THE TERMS OF A PLEDGE AGREEMENT

                             DATED:           , 1998

                                 PROMISSORY NOTE

         $                                                                [Date]
                                                              New York, New York

         FOR VALUE RECEIVED, the undersigned,                         ("Payor"),
promises to pay to the order of ATALANTA/SOSNOFF CAPITAL CORPORATION, a Delaware Corporation ("Payee"), the principal sum of ___________ Dollars ($___) , or as much thereof as may be outstanding or unpaid, in lawful money of the United States, on _______________ 199__, and to pay interest thereon on on the unpaid principal balance hereof at an annual rate of interest of ________% (equal to the applicable federal rate as announced by the Internal Revenue Service ("Federal Rate") in effect on the date of issue. Terms used herein not otherwise defined herein have the meanings set forth in Payee's 1996 Long Term Incentive Plan and in the Award Agreement between Payor and Payee dated September 17, 1997.

         The payment of principal and interest hereunder shall be made at the offices of Payee, which are located at 101 Park Avenue, New York, N.Y. 10178 or at such other place as Payee or any other holder hereof may designate from time to time.

         The following events shall constitute an "Event of Default" hereunder, namely, if Payor fails to pay when due any amount payable under this Note, or if proceedings under any bankruptcy or insolvency law are commenced by or against Payor, or if a general assignment for the benefit of creditors in made, or if a trustee or receiver of Payor's property is appointed.

         The holder hereof shall be entitled, upon the occurrence of an Event of Default to accelerate payment of the unpaid balance of this Note, in which event the entire unpaid principal balance hereof shall immediately be due and payable to the holder hereof.

         Upon a Change in Control of Payee or the sale of Restricted Shares by the Payor, the holder hereof shall be entitled to accelerate payment of that percentage (the "Accelerated Percentage") of the unpaid balance of the Note which the cash portion of the consideration paid, if any, for the Restricted Shares in connection with a Change in Control or sale bears to the total consideration paid for such Restricted Stock. In such event the Accelerated Percentage of the unpaid balance of the Note shall be due and immediately payable to the holder hereof.

         In the event the Payor's employment by the Payee terminates as a result of the death or Disability of the Payor, this Note's maturity shall be adjusted so that it ends no sooner than one year from the date of the Payor's death or the determination of his Disability, as applicable.

         In the event Payor's employment by the Payee terminates as a result of Payor's voluntary resignation this Note's maturity shall be adjusted so that it ends no sooner than (i) two years from such voluntary resignation, if the Payor's Restricted Shares are not subject to repurchase by the Payee at such date or (ii) the later of (A) two years from the date of such voluntary resignation and (B) the date upon which the Payor's Restricted Shares would have been no longer subject to the Payee's right of repurchase had such resigned Payor remained an employee of the Payee until the date upon which such Restricted Shares would have been no longer subject to repurchase by the Payee at Payor's cost.

         Notwithstanding the preceding two paragraphs, in no event shall the maturity of this Note be longer than a period ending on the date upon which the Payor sells his Restricted Shares for cash.

         Payor may at any time and without penalty or premium, prepay this Note in whole or in part, provided that on any such prepayment Payor shall pay accrued interest on the principal amount so prepaid to the date of such prepayment. Upon a

Change in Control of Payee, all amounts payable to Payor in consideration for or otherwise in respect of Restricted Stock held by Payor shall be paid to or held by Payee and applied toward the prepayment of this Note in accordance with the preceding sentence, provided, however, that any excess of such amounts over the principal amount of and accrued interest on this Note shall be paid to Payor.

         The Payor may, at his option, apply Restricted Shares at their Fair Market Value to the repayment of principal or interest on all or any part of this Note, if such Restricted Shares, at the time of such application, are not subject to repurchase by the Payee at Payor's cost.

         Payor does hereby waive any right of reduction of or offset against any payment of principal, interest or other sums owing hereunder. In addition, Payor waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guarantee of any installment of this Note.

         In the event this Note is not promptly paid when due, Payor shall pay
(i) interest on such unpaid principal amount at a rate equal to the lesser of 20% per annum or the highest lawful rate in the State of New York and (ii) all costs of enforcement and collection of this Note, including reasonable attorneys' fees and expenses.

         Payor does hereby agree and understand that if any term, condition, clause or provision of this Note shall be determined or declared to be void or invalid in law or otherwise, then only that term, condition, clause or provision shall be stricken from this Note and in all other respects this Note shall be valid and continue in full force, affect and operation.

         Notwithstanding the place where this Note may be executed, Payor expressly agrees that all the terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of New York. Payor hereby consents to the jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of the State of New York, County of New York, to resolve any dispute or disputes which might arise under this Note.

         Any failure by Payee or any other holder hereof to exercise any right hereunder shall not be construed a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter.

         Payor does hereby agree and understand that all terms and provisions of this Note shall be binding upon, and inure to the benefit of, and be enforceable by, the parties hereto, and their respective heirs, successors and assigns.


                                               ---------------------------------
                                                           (Payor)

                                    EXHIBIT B

                                PLEDGE AGREEMENT
                                ----------------

         PLEDGE AGREEMENT (the "Agreement"), dated as of this _____ day of 19__, by and between Atalanta/Sosnoff Capital Corporation (the "Corporation"), a Delaware corporation, and ___________________ (the "Participant").

         WHEREAS, , the Corporation and Participant have entered into an Award Agreement (the "Award Agreement") pursuant to which the Participant was awarded __________________ shares (the "Restricted Shares") of Common Stock of the Corporation (the "Award") in accordance with the terms of the Corporation's 1996 Long Term Incentive Plan (the "Plan"); and

         WHEREAS, , pursuant to the Award Agreement, the Corporation has agreed to loan to the Participant $_____________ (the "Loan") to defray the federal, state and local taxes incurred by the Participant acting as a result of the Award; and

         WHEREAS, , simultaneously with the execution and delivery of this Agreement, the Participant will execute and deliver to the Corporation a promissory note (the "Note") evidencing the Loan; and

         WHEREAS, , as a condition to the making of the Loan, the Corporation and the Participant have agreed and are willing to enter into this Agreement;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Pledge

                  1.1 The Participant hereby pledges, assigns and hypothecates Restricted Shares (the "Shares") to the Corporation and hereby grants to the Corporation a lien on, and security interest in, the Shares and in all proceeds thereof, as collateral security for the due performance of all of the Participant's obligations under the Note, the Award Agreement and the Plan. The Note, the Award Agreement, the Plan, this Agreement and all other documents delivered in connection therewith shall be referred to collectively as the "Loan Documents".

                  1.2 The Participant shall on the date hereof deliver the certificates for the Shares to the Corporation, to be held by the Corporation pursuant to Section 4 hereof, together with stock powers duly endorsed in blank.

         2. Stock Dividends, Distributions, Etc. If, prior to the termination of this Agreement, the Corporation shall authorize the issuance of any stock dividend or shall make any distribution in connection with any reclassification, increase or reduction of capital, whether as an addition to, in substitution of, or in exchange for any of the Shares or otherwise, the Participant agrees to deliver or to cause same to be delivered to the Corporation, in the exact form received, with the endorsement of the Participant when necessary, and appropriate stock powers duly endorsed in blank, to be held by the Corporation, subject to the terms hereof, as additional security for the Participant's obligations under the Loan Documents. Any sums of money paid in respect of the Shares pursuant to a cash dividend declared by the Corporation's Board of Directors based solely upon the Corporation's earnings ("Ordinary Dividends") shall be paid to the Participant. Any sums of money and property paid or distributed upon or in respect of the Shares upon the liquidation or dissolution of the Corporation and any sum to be paid in respect of the Shares pursuant to a dividend, distribution, or the like, other than Ordinary Dividends, shall, subject to the terms of this Agreement, be paid to the Participant provided, however, that if following such payment the amount of cash, if any, plus the fair market value (as determined by the Board of Directors of the Corporation) of the Shares and any other property then held pursuant to the terms of this Agreement is less than the remaining principal balance on the Note plus accrued interest thereon, such sums of money and property shall be held by the Corporation as additional security for the Participant's obligations under the Loan Documents.

         3. Voting Rights. So long as the Participant is not in default hereunder and under the Loan Documents, the Participant shall be entitled to exercise all voting rights with respect to the Shares.

         4. Transfer.

                  4.1 Upon execution and delivery of this Agreement, the Corporation shall receive all Certificates representing the pledged Shares and stock powers duly endorsed in blank, in forms satisfactory to the Corporation. No subsequent transfer of any of the Participant's rights in the Shares shall be made without the prior written consent of the Corporation.

                  4.2 In the event that the Participant shall have made all payments due under the Note and provided the Participant is not otherwise in default under the Loan Documents, then the Corporation shall, within three (3) business days after payment in full of the Note, deliver the certificates for the Shares to the Participant along with the blank stock powers, whereupon this Agreement shall terminate.

                  4.3 In the event that the Participant desires to sell or otherwise transfer less than the total number of Shares to a third party, the Corporation, upon written notice to the Corporation by the Participant, shall deliver the certificates) representing such lesser number of Shares to the

Participant for such purpose, provided the Participant repays or has previously repaid to the Corporation (together with any interest due under the Note) that percentage of the Loan which in at least equal to the percentage such lesser number of Shares bears to the total number of Shares.

                  4.4 The obligation of the Participant under this Agreement are absolute and unconditional, and are not subject to any counterclaim, set-off, deduction or defense that the Participant may have against the Corporation. The Participant unconditionally waives (a) notice of any event of default under the Loan Documents; (b) all notices, which may be required by statute, rule of law or otherwise, to preserve intact any rights of the Corporation against the Participant, including, without limitation, any demand, presentment and protect, proof of notice of non-payment under the Note, and notice of any failure on the part of the Participant to perform and comply with any agreement, term or condition of the Loan Documents, or any requirement on the part of the Corporation to mitigate the damages resulting from any default under the Loan Documents.

         5. Default.

                  5.1 In the event of the Participant's default under the Loan Documents, the Corporation may then cause the Shares to be registered in its name or the name of its nominees, and the Corporation or its nominee may thereafter exercise all of the rights attendant to a holder of such stock.

                  5.2 The Corporation may forthwith collect, receive, appropriate and realize upon the Shares in accordance with the provisions of the New York Uniform Commercial Code governing transactions secured by the pledge of stock. In addition, the Participant agrees that the Corporation need not give more than ten (10) days notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is deemed to constitute reasonable notification of such matters.

                  5.3 In addition to the rights and remedies granted to the Corporation and under the Loan Documents, the Corporation shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York.

         6. Representations warranties and Covenants of the Participant. The Participant represents and warrants that (a) he is the legal record holder and beneficial owner of, and has good title to the Shares and the Shares are not subject to any pledge, lien, mortgage, hypothecation, security interest, charge, or other encumbrance whatsoever, except pursuant to the Loan Documents; (b) he has full power, authority and legal right to pledge all the Shares pursuant to this Agreement; (c) this Agreement has been duly executed and delivered by the Participant and constitutes a legal, valid and binding obligation of the Participant enforceable in accordance with its terms; (d) no consent of any other party and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing, declaration with, any governmental authority, domestic or foreign, is required to be obtained by the Participant in connection with the execution, delivery and performance of this Agreement; (e) the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which the Participant is a party or which purports to be binding upon the Participant or upon any of his assets and will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of the assets of the Participant except as contemplated by this Agreement; and (f) the pledge, assignment and hypothecation of the Shares pursuant to this Agreement upon delivery of the Shares to the Corporation, creates a valid first priority lien on, and security interest in, the Shares and the proceeds thereof and is not subject to any pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Participant which would include the Shares, other than, and except to the extent provided by, the Loan Documents.

         7. Further Assurances. Participant agrees that at any time and from time to time upon the written request of the Corporation, the Participant will execute and deliver such further documents and do such further acts and things as the Corporation may reasonably request in order to effect the purposes of this Agreement.

         8. Termination. This Agreement shall terminate upon the delivery by the Corporation to the Participant of the certificates for the Shares and the related stock powers in accordance with Section 4.2 hereof.

         9. Waivers, Amendments, Applicable Law; Miscellaneous. None of the terms and provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Corporation and the Participant.

         10. Successors and Assigns. This Agreement and all obligations of the Participant hereunder shall be binding upon the Participant and his heirs, legal representatives, legatees, descendants and assigns and shall, together with the rights and remedies of the Corporation hereunder, inure to the benefit of the

Corporation and its successor& and assigns.

         11. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

         12. Severability of Provisions. If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance shall be hold invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement shall not be affected thereby and shall remain in full force and effect.

         13. Headings. Section headings herein are includes for the convenience of reference only and shall not constitute a part of this document for any other purpose.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed this _____ day of _ 1998.

                                            ATALANTA/SOSNOFF CAPITAL CORPORATION

                                            By:
                                               ---------------------------------
                                               Title

                                            ------------------------------------
                                            (Participant)